UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2011

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefits Plan.

In November 2011, the administrator of the Southwest Gas Corporation Employees’ Investment Plan (the “Plan”), distributed a notice to participants in the Plan informing them that starting December 2, 2011, the Southwest Gas Stock Fund (the “Stock Fund”) will be converted from a unitized stock fund to a real-time traded fund.  Due to this change, Plan participants will be temporarily unable to make exchanges, request distributions or obtain loans involving Plan assets invested in the common stock of Southwest Gas Corporation (the “Company”) through the Stock Fund during a temporary blackout period that is scheduled to begin at 4:00 p.m., Eastern Standard Time, on Friday, December 2, 2011, and is expected to end on or about Wednesday, December 7, 2011 (the “Plan Blackout Period”).

Because restrictions on investment changes involving the Company’s common stock held in the Plan could be in effect for more than three business days, on November 17, 2011 the Company sent a blackout trading restriction notice (the “BTR Notice”) to its executive officers and directors informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, they would be prohibited during the Plan Blackout Period from purchasing or selling shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired in connection with their employment as an executive officer or service as a director.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Any inquiries regarding the Plan Blackout Period may be directed to Fidelity Investments at (800) 217-4015 or the Company’s manager of benefits at (702) 876-7395.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: November 18, 2011
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Memo to Directors and Officers – Notice of Trading Black-out Period.